Exhibit 10.1

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: SE-11-010
)
)
FIRST COMMUNITY BANK OF AMERICA	) )	Effective Date: February 24, 2011
)
Pinellas Park, Florida	)
OTS Docket No. 08074)
)

ORDER TO CEASE AND DESIST

WHEREAS, First Community Bank of America, Pinellas Park, Florida, OTS Docket No. 08074 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Southeast Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

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Cease and Desist.

1. The Association, its institution-affiliated parties,1 and its successors and assigns, shall cease and desist from any action (alone or with others) for or toward causing, bringing about, participating in, counseling, or the aiding and abetting the unsafe or unsound banking practices that resulted in:

(a) operating the Association with an inadequate level of capital protection for the volume, type and quality of assets held by the Association;

(b) operating with inadequate earnings to augment capital and support reserves;

(c) operating with an excessive level of adversely classified loans and assets;

(d) operating the Association without an adequate and effective risk management function;

(e) operating the Association with an inadequate allowance for loan and lease losses (ALLL) for the volume, type, and quality of loans and leases held;

(f) operating with inadequate liquidity and funds management policies;

(g) operating the Association with an excessive concentration of nonresidential real estate, land, interest only residential, and home equity lines of credit loans; and

(h) operating in contravention of supervisory policy statements and other guidance, including, but not limited to:

(i) the Interagency Guidelines Establishing Standards for Safety and Soundness;

(ii) the Interagency Policy Statement on ALLL (December 13, 2006) and OTS

[1]	The term “institution-affiliated party” is defined at 12 U.S.C. § 1813(u).

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Chief Executive Officer Memorandum No. 304 (ALLL-Observed Thrift Practices Including Sound Practices), and

(iii) the Interagency Policy Statement on Funding and Liquidity Risk Management (March 17, 2010).

2. The Association, its institution-affiliated parties, and its successors and assigns, shall also cease and desist from any action (alone or with others) for or toward causing, bringing about, participating in, counseling, or the aiding and abetting violations of the following laws and regulations:

(a) 12 C.F.R. Part 215 (relating to transactions with insiders);

(b) 12 C.F.R. Part 223 and 12 C.F.R. § 563.41 (relating to transactions with affiliates);

(c) 12 C.F.R. § 560.160 (relating to ALLL);

(d) 12 C.F.R. § 563.180 (relating to SAR filings); and

(e) 12 C.F.R. § 572.9 (relating to flood insurance).

Capital.

3. By June 30, 2011, the Association shall have and maintain a Tier 1 (Core) Capital Ratio equal to or greater than eight percent (8%) and a Total Risk-Based Capital Ratio equal to or greater than thirteen percent (13%).2

4. Within sixty (60) days, the Association shall submit a written plan to achieve and maintain the Association’s capital at the levels prescribed in Paragraph 3 (Capital Plan) that is acceptable to the Regional Director. At a minimum, the Capital Plan shall:

[2]

The requirement in Paragraph 3 to have and maintain a specific capital level means that the Association may not be deemed to be “well-capitalized” for purposes of 12 U.S.C. §1831o and 12 C.F.R. Part 565, pursuant to 12 C.F.R. §565.4(b)(1)(iv).

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(a) identify the specific sources of additional capital needed, and the timeframes and methods by which the additional capital will be raised, including specific target dates and corresponding capital levels;

(b) detail the Association’s capital preservation and enhancement strategies with specific narrative goals;

(c) address the requirements and restrictions imposed by this Order relating to capital under different forward-looking scenarios involving progressively stressed economic environments;

(d) include detailed quarterly financial projections, including Tier 1 (Core) and Total Risk-Based Capital Ratios;

(e) address the Association’s level of classified assets, ALLL, earnings, asset concentrations, liquidity needs, and trends in the foregoing areas; and

(f) address current and projected trends in real estate market conditions.

5. Upon receipt of written notification from the Regional Director that the Capital Plan is acceptable, the Association shall implement and adhere to the Capital Plan. A copy of the Capital Plan and the Board meeting minutes reflecting the Board’s adoption thereof shall be provided to the Regional Director within twenty (20) days after the Board meeting.

6. At each monthly board meeting, beginning with the first board meeting following receipt of written notification from the Regional Director that the Capital Plan is acceptable, the Board shall review the Association’s compliance with the Capital Plan. At a minimum, the Board’s review shall include:

(a) a comparison of actual operating results to projected results;

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(b) detailed explanations of any material deviations;3 and

(c) a discussion of specific corrective actions or measures that have been or will be implemented to address each material deviation.

7. Within fifteen (15) days after: (a) the Association fails to meet the capital requirements prescribed in Paragraph 3; (b) the Association fails to comply with the Capital Plan prescribed in Paragraph 4; or (c) any written request from the Regional Director, the Association shall submit a written Contingency Plan that is acceptable to the Regional Director.

8. The Contingency Plan shall detail the actions to be taken, with specific time frames, to achieve one of the following results by the later of the date of receipt of all required regulatory approvals or sixty (60) days after the implementation of the Contingency Plan: (a) merger with, or acquisition by, another federally insured depository institution or holding company thereof; or (b) voluntary dissolution by filing an appropriate application with the OTS in conformity with applicable laws, regulations and regulatory guidance.

9. Upon receipt of written notification from the Regional Director, the Association shall implement and adhere to the Contingency Plan immediately. The Association shall provide the Regional Director with written status reports detailing the Association’s progress in implementing the Contingency Plan by no later than the first (1st) and fifteenth (15th) of each month following implementation of the Contingency Plan.

Business Plan.

10. Within sixty (60) days , the Association shall submit an updated comprehensive business plan for calendar years 2011 and 2012 (Business Plan) that addresses all corrective actions in the

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A deviation shall be considered material under this Paragraph of the Order when the Association: determines that it needs to adjust its identified sources of additional capital, timeframes, methods, or target dates by which it will raise capital.

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2010 Examination relating to the Association’s business operations to the Regional Director for review and non-objection. Thereafter, the Association shall submit an updated two year Business Plan at least sixty (60) days prior to the end of each calendar year. At a minimum, the Business Plan shall conform to applicable laws, regulations and regulatory guidance and:

(a) include plans to improve the Association’s core earnings and achieve profitability on a consistent basis throughout the term of the Business Plan;

(b) address detailed strategies and actions the Association will take to reduce the overall risk profile of the Association;

(c) include specific targets, dates and supporting documentation to demonstrate the reduction in the overall risk profile of the institution;

(d) include a written contingency funding plan that complies with applicable law, regulation and regulatory guidance and will ensure that the Association maintains adequate liquidity to meet deposit demands, including extraordinary deposit demands, under various adverse scenarios;

(e) include quarterly pro forma financial projections (balance sheet, regulatory capital ratios, and income statement) for each quarter covered by the Business Plan; and

(f) include consideration of the requirements of this Order.

11. Upon receipt of written notification of non-objection from the Regional Director, the Association shall implement and adhere to the Business Plan. A copy of the Business Plan and the Board meeting minutes reflecting the Board’s adoption thereof shall be provided to the Regional Director within twenty (20) days after the Board meeting.

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12. Any material modifications4 to the Business Plan must receive the prior written non-objection of the Regional Director. The Association shall submit proposed material modifications to the Regional Director at least thirty (30) days prior to implementation.

13. Within thirty (30) days after the end of each quarter, beginning with the quarter during which Regional Director non-objection to the Business Plan is received, the Board shall review quarterly variance reports on the Association’s compliance with the Business Plan (Variance Reports). The Variance Reports shall:

(a) identify variances in the Association’s actual performance during the preceding quarter as compared to the projections set forth in the Business Plan;

(b) contain an analysis and explanation of identified variances; and

(c) discuss the specific measures taken or to be taken to address identified variances.

14. A copy of the Variance Reports and Board meeting minutes shall be provided to the Regional Director within ten (10) days after the Board meeting.

Lending.

15. Effective immediately, the Association shall not originate or purchase, or commit to originate or purchase, any new nonresidential real estate loans (Covered Loans) until receipt of (a) written notification from the Regional Director that the Capital Plan is acceptable and (b) written non-objection from the Regional Director to the Association’s Business Plan.

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A modification shall be considered material under this Section of the Agreement if the Association plans to: (a) engage in any activity that is inconsistent with the Business Plan; or (b) exceed the level of any activity contemplated in the Business Plan or fail to meet target amounts established in the Business Plan by more than ten percent (10%), unless the activity involves assets risk-weighted fifty percent (50%) or less, in which case a variance of more than twenty-five percent (25%) shall be deemed to be a material modification.

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Allowance for Loan and Lease Losses.

16. Within sixty (60) days, the Association shall revise its policies, procedures, and methodology relating to the timely establishment and maintenance of an adequate allowance for loan and lease losses (ALLL) level (ALLL Policy) to address all corrective actions set forth in the 2010 Examination relating to ALLL. The ALLL Policy shall comply with applicable laws, regulations, and regulatory guidance and shall:

(a) incorporate the results of all internal loan reviews and classifications;

(b) address the historical loan loss rates of the Association in compliance with regulatory guidance;

(c) require an expanded segmentation of the Association’s loan portfolio for internal loan review analysis;

(d) include an estimate of the potential loss exposure on each significant5 credit;

(e) require the stress testing of loss rates and delinquency rates to: (i) determine the sensitivity of the ALLL methodology to changes from primary inputs, and (ii) evaluate the appropriateness of the ALLL in a range of credit environments;

(g) address the level and impact of the Association’s current concentrations of credit, including geographic concentrations; and

(h) take into consideration current and prospective market and economic conditions.

17. Within sixty(60) days, the Association shall retain a qualified and independent third party to: (a) assess the adequacy and effectiveness of the Association’s ALLL methodology and its compliance with this Order and applicable regulatory guidance; and (b) validate the

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A credit shall be considered significant for the purposes of assessing, establishing, and maintaining an appropriate level of ALLL if it is/was FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) or greater at origination.

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sufficiency of the ALLL level as of December 31, 2010 (ALLL Analysis Report). The Association shall submit a copy of the ALLL Analysis Report to the Regional Director by May 31, 2011.

18. Within thirty (30) days after the end of each quarter, beginning with the quarter ending March 31, 2011, the Association shall analyze the adequacy of the ALLL consistent with its ALLL Policy (Quarterly ALLL Report). The Board’s review of the Quarterly ALLL Report, including, but not limited to, all qualitative factors considered in determining the adequacy of the Association’s ALLL, shall be fully documented in the Board meeting minutes. Any deficiency in the ALLL shall be remedied by the Association in the quarter in which it is discovered and before the Association files its Thrift Financial Report (TFR) with the OTS.

Problem Asset Plan.

19. Within sixty (60) days, the Association shall submit an updated comprehensive written plan with specific strategies, targets and timeframes to reduce6 the Association’s level of problem assets (Problem Asset Reduction Plan). The Problem Asset Reduction Plan, at a minimum, shall include:

(a) monthly targets for the level of problem assets expressed as dollar amounts and a percentage of Tier 1 (Core) capital plus ALLL;

(b) a description of the specific methods for reducing the Association’s level of problem assets to the established targets;

(c) all relevant assumptions and projections; and

[6]	For purposes of this Paragraph, “reduce” means to collect, sell, charge off, or improve the quality of an asset sufficient to warrant its removal from adverse criticism or classification.

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(d) individual written workout plans for each problem asset, group of loans to any one borrower or lending relationship of Five Hundred Thousand Dollars ($500,000.00) or greater (Individual Workout Plans).

20. Effective immediately, the Association shall ensure that all Individual Workout Plans address all corrective actions in the 2010 Examination. Each Individual Workout Plan shall:

(a) contain detailed strategies and actions that are designed to eliminate the basis of criticism or classification for each asset or dispose of the asset;

(b) include specific timeframes for the completion of all detailed strategies and actions, including an exit strategy for each problem asset;

(c) include a thoroughly documented review and analysis of the financial position of the borrower including, but not limited to, source of repayment, repayment ability, alternative repayment sources, the value and accessibility of any pledged or assigned collateral;

(d) include a list of any credit and collateral documentation that is needed to comply with the Associations lending and appraisal policies; and

(e) detail the actions and steps the Association will take to enhance collectability of the credit and obtain any necessary credit and collateral documentation.

21. Within thirty (30) days after the end of each quarter, beginning with the quarter ending March 31, 2011, the Association shall submit a quarterly written asset status report (Quarterly Asset Report) to the Board. The Board’s review of the Quarterly Asset Report shall be documented in the Board meeting minutes. At a minimum, the Quarterly Asset Report shall include:

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(a) a review of the current status of all Individual Workout Plans, including completion of any required actions by the Association;

(b) a comparison of problem assets to Tier 1 (Core) capital plus ALLL and Total Risk-Based capital expressed in both dollar amounts and percentages;

(c) a comparison of the level of problem assets at the current quarter end with the level at the preceding four (4) quarters;

(d) a breakdown of problem assets by type and risk factor;

(e) an assessment of the Association’s compliance with the Problem Asset Reduction Plan; and

(f) a discussion of the actions taken during the preceding quarter to reduce the Association’s level of problem.

22. Within twenty (20) days after the end of each quarter, a copy of the Quarterly Asset Report shall be provided to the Regional Director.

Fair Value Calculations.

23. Effective immediately, the Board shall ensure that Management: (a) performs fair value calculations on classified loans and loans ninety (90) or more days past due; (b) updates fair value calculations at least annually for nonresidential real estate owned (REO) and classified loans not secured by single-family residences; and (c) updates fair value calculations at least semi-annually for classified loans secured by single-family residential lots, single family residences, and residential REO.

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Risk Management.

24. Within sixty (60) days, the Association shall develop, implement and adhere to a formal written Risk Management Function and Plan (RMP) that addresses all corrective actions discussed in the 2010 Examination related to risk management. At a minimum, the RMP shall:

(a) require a formal risk assessment that evaluates strategic, functional, and external environment risks, along with business line and process level risk assessments, to determine the overall risks in the entire corporate structure;

(b) consider and address the enterprise wide risk management plan adopted by the Association’s parent holding company;

(c) development of a board level risk committee to monitor and evaluate risk, including development of corrective actions or steps necessary to address identified risks; (d) require periodic risk management reports to be presented to the risk committee analyzing newly identified risks or changes in previously identified risks, including updates on the completion of corrective actions; and

(e) quarterly reporting to the full Board.

Liquidity Management.

25. Within sixty (60) days, the Association shall revise its liquidity and funds management policies and procedures (Liquidity Management Policy) to address all corrective actions set forth in the 2010 Examination relating to liquidity and funds management. The Liquidity Management Policy shall comply with all applicable laws, regulations and regulatory guidance, including the Interagency Policy Statement on Funding and Liquidity Risk Management (March 17, 2010) (the “Liquidity IPS”). The Liquidity Management Policy shall incorporate a projected

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sources and uses of funds analysis that is consistent with the guidance set forth in the Liquidity IPS.

26. The Liquidity Management Policy shall include a Contingency Funding Plan, which shall, at a minimum, include:

(a) alternative funding sources for meeting extraordinary demands or to provide liquidity in the event the sources identified are insufficient. Such alternative funding sources must consider, at a minimum, the selling of assets, obtaining secured lines of credit, recovering charged-off assets, injecting additional equity capital, and the priority of their implementation; and

(b) sources and uses of funds projections under various stress scenarios including, but not limited to, (i) falling below PCA well-capitalized status; (ii) restricted access to brokered deposits; (iii) restricted access to FHLB borrowings; (iv) loss of uninsured deposits; and (v) limitations on deposit offering rates.

27. Beginning on April 30, 2011, the Association shall submit to the Regional Director a monthly written assessment of its current liquidity position (Liquidity Report). The Liquidity Report shall be acceptable to the Regional Director and include an assessment of the Association’s compliance with its Liquidity Management Policy and Contingency Funding Plan. At a minimum, the Liquidity Report shall include:

(a) cash on hand;

(b) a maturity schedule of certificates of deposit, including, but not limited to, large uninsured deposits, brokered deposits, and public funds deposits;

(c) the volatility of demand deposits, including escrow deposits;

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(d) a schedule of all funding obligations, including money market accounts, unfunded loan commitments, outstanding lines of credit and outstanding letters of credit;

(e) a listing of funding sources, including federal funds sold; unpledged assets and assets available for sale; and borrowing lines by lender, including original amount, remaining availability, type and book value of collateral pledged, terms, and maturity date, if applicable;

(f) an analysis of the continuing availability and volatility of present funding sources;

(g) an analysis of the impact of decreased cash flow from the Association’s loan portfolio resulting from delinquent and non-performing loans;

(h) an analysis of the impact of decreased cash flow from the sale of loans or loan participations; and

(i) a schedule of deposit offering rates by type and maturity compared to national offering rates as published by the FDIC.

28. Within ten (10) days after receipt of communication from a Federal Home Loan Bank, Federal Reserve Bank, correspondent bank, or government agency with collateralized public unit deposits regarding changes in the Association’s borrowing and/or collateral requirements, the Association shall notify the Regional Director of such communication.

Non-Agency Securities.

29. Within thirty (30) days after the end of each quarter, beginning with the quarter ending March 31, 2011, the Association shall prepare and submit a quarterly written monitoring report on all non-agency securities (Non-Agency Securities Report) to the Board. The Non-Agency Securities Report shall include updated price valuations, cash flow stress tests, yield analysis,

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and credit ratings. The Association shall obtain quarterly valuations on all non-agency securities utilizing at least two independent broker price quotes to support the fair value of these securities.

Fair Lending Monitoring Program.

30. Within sixty (60) days, the Association shall revise its fair lending program for all lending products (Fair Lending Program) to ensure that it addresses the corrective actions in the 2010 ROE related to fair lending. The Association’s Fair Lending Program shall comply with all applicable nondiscrimination laws, regulations and regulatory guidance and, at a minimum, shall:

(a) require the Association to institute a comprehensive system to perform detailed, periodic fair lending monitoring analyses and reviews to detect violations of applicable nondiscrimination laws, regulations and regulatory guidance;

(b) require the submission to the Board, or its designated committee, of periodic written reports regarding the Association’s compliance with its Fair Lending Program and corrective actions implemented based on the monitoring analyses and reviews;

(c) require an annual review and revision of applicable written credit product manuals and other materials, including, but not limited to, advertising and marketing materials, to ensure ongoing compliance with applicable nondiscrimination laws, regulations and regulatory guidance;

(d) specify procedures required for new product development to assess any potential fair lending consequences, particularly relating to nonstandard, special or added underwriting requirements for particular lending products;

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(e) require mandatory and documented fair lending training for appropriate Association job positions on a periodic basis;

(f) require a comprehensive data integrity program to ensure the accuracy and completeness of data and other information the Association collects regarding loan applicants, loan officer compensation, and loan pricing; and

(g) specify appropriate documentation and record retention requirements for the Association’s products that shall be applicable to all products regardless of the delivery channel.

Suspicious Activity Reports.

31. Within sixty (60) days, the Association shall revise its policies, procedures and systems related to Bank Secrecy Act and Anti-Money Laundering compliance (BSA/AML Compliance Program) to address all corrective actions in the 2010 Examination related to BSA/AML compliance and ensure the Association’s compliance with all applicable BSA/AML laws, regulations and regulatory guidance.7 The BSA/AML Compliance Program shall include additional procedures and controls to ensure that all Suspicious Activity Report (SAR) filing decisions are thoroughly documented and supported.

Consumer Compliance Program.

32. Within sixty (60) days, the Association shall revise its written consumer compliance program (Compliance Program) to address all corrective actions set forth in the 2010 Examination relating to consumer compliance. The Association’s Compliance Program shall

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BSA/AML laws, regulations, and regulatory guidance include, but are not limited to, the Currency and Foreign Transactions Reporting Act, as amended by the USA PATRIOT Act and other laws (the Bank Secrecy Act or BSA), 31 USC §§ 5311 et seq.; the related regulations issued and/or administered by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (FinCEN), 31 CFR § 103.11 et seq.; the BSA regulations issued by OTS, 12 CFR § 563.177 and § 563.180; and the Office of Foreign Assets Control (OFAC) regulations set forth at 31 CFR Part 500 (the OFAC Regulations).

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comply with all applicable consumer and other compliance laws, regulations and regulatory guidance (Compliance Laws and Regulations)8 and be appropriate for the Association’s size, complexity, product lines and business operations.

Flood Insurance.

33. Within sixty (60) days, the Association shall revise its policies, procedures and systems related to flood insurance (Flood Program) to address all corrective actions set forth in the 2010 Examination relating to flood insurance. The Flood Program shall comply with all applicable laws, regulations and regulatory guidance, including the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, 42 U.S.C. §§ 4001-4129, as implemented by Part 572 of the OTS’s Rules and Regulations, 12 C.F.R. Part 572 (collectively, Flood Laws and Regulations) Laws and Regulations.

Brokered Deposits.

34. Effective immediately, the Association shall comply with the requirements of 12 C.F.R. § 337.6(b). The Association shall provide to the Regional Director a copy of any waiver request submitted to the Federal Deposit Insurance Corporation (FDIC).

Directorate and Management Changes.

35. Effective immediately, the Association shall comply with the prior notification requirements for changes in directors and Senior Executive Officers9 set forth in 12 C.F.R. Part 563, Subpart H.

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The term “consumer and other compliance laws, regulations and regulatory guidance” includes all laws and regulations referenced in Section 1100 (Compliance Oversight Examination Program) of the OTS Examination Handbook.

[9]	The term “Senior Executive Officer” is defined at 12 C.F.R. § 563.555.

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Dividends and Other Capital Distributions.

36. Effective immediately, the Association shall not declare or pay dividends or make any other capital distributions, as that term is defined in 12 C.F.R. § 563.141, without receiving the prior written approval of the Regional Director in accordance with applicable regulations and regulatory guidance. The Association’s written request for approval shall be submitted to the Regional Director at least thirty (30) days prior to the anticipated date of the proposed declaration, dividend payment or distribution of capital.

Employment Contracts and Compensation Arrangements.

37. Effective immediately, the Association shall not enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or director of the Association, unless it first provides the Regional Director with not less than forty-five (45) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites. The Board shall ensure that any contract, Order or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. §§ 563.39 and 563.161(b), and 12 C.F.R. Part 570 – Appendix A, and the Interagency Guidance on Sound Incentive Compensation Policies contained in OTS Chief Executive Officer Memorandum No. 354.

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Golden Parachute and Indemnification Payments.

38. Effective immediately, the Association shall not make any golden parachute payment10 or prohibited indemnification payment11 unless, with respect to each such payment, the Association has complied with the requirements of 12 C.F.R. Part 359 and, as to indemnification payments, 12 C.F.R. § 545.121.

Growth.

39. Effective immediately, the Association shall not increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without the prior written notice of non-objection of the Regional Director.

Third Party Contracts.

40. Effective immediately, the Association shall not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial condition of the Association12 or outside the Association’s normal course of business unless, with respect to each such contract, the Association has: (a) provided the Regional Director with a minimum of forty-five (45) days prior written notice of such arrangement or contract and a written determination that the arrangement or contract complies with the standards and guidelines set forth in Thrift Bulletin 82a (TB 82a); and (b) received written notice of non-objection from the Regional Director.

[10]	The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f).
[11]	The term “prohibited indemnification payment” is defined at 12 C.F.R. § 359.1(l).
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A contract will be considered significant to the overall operation or financial condition of the Association where the annual contract amount equals or exceeds two percent (2%) of the Association’s total capital, where there is a foreign service provider, or where it involves information technology that is critical to the Association’s daily operations without regard to the contract amount.

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Transactions with Affiliates.

41. Effective immediately, the Association shall not engage in any new transaction with an affiliate unless, with respect to each such transaction, the Association has complied with the notice requirements set forth in 12 C.F.R. § 563.41(c)(4), which shall include the information set forth in 12 C.F.R. § 563.41(c)(3). The Board shall ensure that any transaction with an affiliate for which notice is submitted pursuant to this Paragraph, complies with the requirements of 12 C.F.R. § 563.41 and Regulation W, 12 C.F.R. Part 223.

Violations of Law.

42. Within sixty (60) days, the Association shall ensure that all violations of law and/or regulation discussed in the 2010 Examination are corrected and that adequate policies, procedures and systems are established or revised and thereafter implemented to prevent future violations.

Debt Limitations.

43. Effective immediately, the Association shall not: (a) incur, issue, renew, or rollover any debt,13 increase any current lines of credit, or otherwise incur any additional debt without receiving the prior written non-objection of the Regional Director; or (b) authorize or permit any subsidiary of the Association to incur, issue, renew, or rollover any debt, increase any current lines of credit, or otherwise incur any additional debt without receiving the prior written non-objection of the Regional Director. All written requests to the Regional Director shall include, at a minimum: a statement regarding the purpose of the debt; a copy of the debt agreement; the

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For purposes of this Paragraph of the Agreement, the term “debt” includes, but is not limited to: loans, bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt; and does not include: liabilities that are incurred in the ordinary course of business to acquire goods and services and that are normally recorded as accounts payable under generally accepted accounting principles.

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planned source(s) for debt repayment; and an analysis of the cash flow resources available to meet such debt repayment. The Association’s written request for non-objection shall be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed debt issuance, renewal, or rollover; the proposed increase in any current lines of credit; the proposed guarantee of the debt of any entity; or any other incurrence of additional debt.

Board Oversight of Compliance with Order.

44. Within thirty (30) days, the Board shall designate a committee to monitor and coordinate the Association’s compliance with the provisions of this Order and the completion of all corrective actions required in the 2010 Examination (Compliance Committee). The Compliance Committee shall review all of management’s corrective actions and make an independent determination of the Association’s compliance with this Order. The Compliance Committee shall be comprised of three (3) or more directors, the majority of whom shall be independent14 directors.

45. Within thirty (30) days after the end of each quarter, beginning with the quarter ending March 31, 2011, the Compliance Committee shall submit a written compliance progress report to

[14]	For purposes of this Agreement, an individual who is “independent” with respect to the Association shall be any individual who:

(a) is not employed in any capacity by the Association, its subsidiaries, or its affiliates, other than as a director;

(b) does not own or control more than ten percent (10%) of the outstanding shares of the Association or any of its affiliates;

(c) is not related by blood or marriage to any officer or director of the Association or any of its affiliates, or to any shareholder owning more than ten percent (10%) of the outstanding shares of the Association or any of its affiliates, and who does not otherwise share a common financial interest with any such officer, director or shareholder;

(d) is not indebted, directly or indirectly, to the Association or any of its affiliates, including the indebtedness of any entity in which the individual has a substantial financial interest, in an amount exceeding 10 percent (10%) of the Association’s total Tier 1 (Core) capital; and

(e) has not served as a consultant, advisor, underwriter, or legal counsel to the Association or any of its affiliates.

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the Board (Compliance Tracking Report). The Compliance Tracking Report shall, at a minimum:

(a) separately list each corrective action required by this and the 2010 Examination;

(b) identify the required or anticipated completion date for each corrective action; and

(c) discuss the current status of each corrective action, including the action(s) taken or to be taken to comply with each corrective action; and

(d) detail the Compliance Committee’s determinations regarding the Association’s compliance with the Order and completion of all corrective actions required in the 2010 Examination.

46. Within forty-five (45) days after the end of each quarter, beginning with the quarter ending March 30, 2011, the Board shall review the Compliance Tracking Report and all reports required by this Order. Following its review, the Board shall adopt a resolution: (a) certifying that each director has reviewed the Compliance Tracking Report and all required reports; and (b) documenting any corrective actions adopted by the Board. A copy of the Compliance Tracking Report and the Board resolution shall be provided to the Regional Director within ten (10) days after the Board meeting.

Effective Date, Incorporation of Stipulation.

47. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

48. This Order shall remain in effect until terminated, modified, or suspended by written notice of such action by the OTS, acting by and through its authorized representatives.

First Community Bank

Order to Cease and Desist

Time Calculations.

49. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

50. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

Submissions and Notices.

51. All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

52. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(a)	To the OTS:

Regional Director

Office of Thrift Supervision

1475 Peachtree St., NE

Atlanta, Georgia 30309

(b)	To the Bank:

Board of Directors

c/o Robert M. Menke, Chairman

First Community Bank of America

9001 Belcher Road

Pinellas Park, FL 33782

First Community Bank

Order to Cease and Desist

No Violations Authorized.

53. Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:	/s/ James G. Price
James G. Price
Regional Director, Southeast Region

Date: See Effective Date on page 1

First Community Bank

Order to Cease and Desist